Exhibit 99.1

EDITORIAL CONTACTS:

Amy Flores

+1 408 345 8194

amy_flores@agilent.com

Jorgen Tesselaar (Europe and Asia)

+31 20 547 2825

jorgen_tesselaar@agilent.com

INVESTOR CONTACT:

Rodney Gonsalves

+1 408 345 8948

rodney_gonsalves@agilent.com

Agilent Technologies Reports Fourth Quarter 2007 Results

SANTA CLARA, Calif., Nov. 15, 2007 — Agilent Technologies Inc. (NYSE: A) today reported orders of $1.48 billion for the fourth fiscal quarter ended Oct. 31, 2007, 6 percent above one year ago. Revenues during the quarter were $1.45 billion, 9 percent above last year. Fourth quarter GAAP net income was $180 million, or $0.46 per diluted share. Last year’s fourth quarter GAAP net income from continuing operations was $126 million, or $0.31 per share.

Included in this quarter’s GAAP income is $36 million of share-based compensation expense. Excluding this item and $10 million of other net adjustments, Agilent reported fourth quarter adjusted net income of $206 million, or $0.53 per share. On a comparable basis, the company earned $190 million, or $0.45 per share, one year ago.(1)

“Agilent had a good fiscal fourth quarter, especially considering the continued divergent trends of our markets,” said Bill Sullivan, Agilent president and chief executive officer. “Bio-analytical markets were strong in both Chemical Analysis and Life Sciences, and across all geographies. Electronic measurement markets were very mixed, with strength in aerospace / defense and wireless R&D, a flat profile for wireless handset and electronic manufacturing test, and weakness in computer and semiconductor markets.”

Total fourth quarter revenues were up 9 percent from last year to $1.45 billion. Adjusted net income per share, at $0.53, was 18 percent above last year’s results and near the top of the $0.50 - $0.54 guidance range.

Sullivan noted that the Bio-Analytical segment grew at a double-digit pace for the sixth consecutive quarter, and that the segment operating margin was at a record level. “We are seeing sustained strength in our new Liquid Chromatograph, Mass Spectroscopy and Gas Chromatograph platforms, and Stratagene integration activities continue to go well. Last week, we announced the acquisition of Velocity11, adding lab automation to our expanding workflow solutions.”

“While the Electronic Measurement segment was flat overall, we saw good growth in those areas where we have invested in specific growth initiatives, such as aerospace / defense and wireless R&D,” said Sullivan.

Fourth quarter Return on Invested Capital(2) reached a new high of 30 percent, a point better than last year’s strong performance. Both Receivables Days-Sales-Outstanding and Inventory Days-On-Hand reached new historic lows. Cash generated from operating activities was $398 million in the fourth quarter. During the period, the company repurchased $631 million of its common stock, completing its $2 billion buyback program.

Full fiscal 2007 revenues grew 9 percent to $5.4 billion. Adjusted net income per share rose 22 percent to $1.82. Return on Invested Capital reached 27 percent, and cash generated from operating activities during fiscal 2007 was $969 million.

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Said Sullivan, “Today, Agilent’s Board of Directors authorized a new program to repurchase up to $2 billion of Agilent’s common shares, reflecting its confidence in Agilent’s ability to create superior shareholder value, leveraging our operating model through higher sustainable growth.”

Looking ahead, Sullivan said the company was comfortable with the range of analyst estimates for FY2008 revenues and adjusted net income per share.(3) For the fiscal first quarter of 2008, revenues are expected to be in the range of $1.35 billion to $1.40 billion, up 5 percent to 9 percent from last year.

Comparisons of this year’s first quarter adjusted net income will be affected by a change in the timing of Agilent’s annual compensation awards program, and by a shift toward more variable compensation. Compared to last year, about $32 million more compensation-related expense will be recognized in Q1FY08. That $0.06 per share cost increase will be offset by a $0.04 reduction in Q2 expense, and by $0.01 reductions in FY08’s Q3 and Q4. Reflecting this changed pattern of compensation expense, first quarter adjusted net income is expected to be in the range of $0.38 to $0.43 per share, 15 percent to 30 percent above last year’s comparable earnings.(4)

Segment Results

Bio-Analytical Measurement

($ millions except where noted)

	Q4:F07	Q4:F06	Q3:F07
Orders	571	493	498
Revenues	558	450	500
Gross Margin, %	55%	55%	54%
Income from Operations	120	91	92
Segment Assets	1,307	1,003	1,304
Return On Invested Capital(2), %	33%	36%	29%

Bio-Analytical Measurement orders were up 16 percent during the fourth quarter from one year ago, and up 11 percent excluding the impact of the acquisition of Stratagene. Revenues of $558 million were up 24 percent from last year, and up 19 percent excluding Stratagene. Revenues were strong in both Life Sciences and Chemical Analysis end markets and were well balanced geographically, with all regions up over 20 percent from one year ago.

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Life Sciences revenue was up 30 percent from one year ago, and up 17 percent excluding Stratagene. Sustained strength in the pharmaceutical and biotech markets fueled growth of our 1200 Series liquid chromatography, mass spectrometry and LC/MS platforms as well as demand for microarray applications. Participation in the academic & government market more than doubled over the year, and rose 25 percent organically. Chemical Analysis revenues of $322 million were up 20 percent from last year, driven by continued strength in petrochemical, food safety and environmental end markets. Strong market acceptance of the new 7890 gas chromatograph and continued strength of the LC/MS portfolio drove demand in chemical analysis markets.

Segment income from operations of $120 million was $29 million above last year on a $108 million increase in revenues. Operating margins improved one point to 21 percent. Segment Return On Invested Capital(2) dropped 3 points to 33 percent because of a 4-point reduction due to the addition of Stratagene.

Electronic Measurement

($ millions except where noted)

	Q4:F07	Q4:F06	Q3:F07
Orders	912	904	810
Revenues	888	878	874
Gross Margin, %	57%	57%	58%
Income from Operations	133	137	133
Segment Assets	2,025	2,075	2,042
Return On Invested Capital(2), %	27%	27%	26%

Fourth quarter Electronic Measurement orders of $912 million were 1 percent above last year. Revenues of $888 million were also up 1 percent, with Americas up 2 percent and Europe up 12 percent, while revenues from Asia were down 4 percent. General Purpose Test revenues were 1 percent ahead of last year, with strength in aerospace / defense offset by weakness in computing and semiconductors. Communications Test revenues were up 1 percent as well, with strength in R&D markets for WiMAX™ and LTE applications. Handset manufacturing test was down 2 percent from last year.

4

Fourth quarter income from operations of $133 million was down $4 million from last year on a $10 million increase in revenues. Gross margins were flat with last year while operating margins were off less than a point. Margins were hurt by a $12 million increase in currency-related costs as well as by increased acquisition-related spending. Aggressive asset management enabled segment ROIC(2) to remain stable at 27 percent despite lower segment income.

About Agilent Technologies

Agilent Technologies Inc. (NYSE: A) is the world’s premier measurement company and a technology leader in communications, electronics, life sciences and chemical analysis. The company’s 19,000 employees serve customers in more than 110 countries. Agilent had net revenues of $5.4 billion in fiscal 2007. Information about Agilent is available on the Web at www.agilent.com.

Agilent’s management will present more details on its fourth quarter FY2007 financial results on a conference call with investors beginning today at 1:30 p.m. (Pacific). This event will be webcast live in listen-only mode. Listeners may log on at www.investor.agilent.com and select “Q4 2007 Agilent Technologies Inc. Earnings Conference Call” in the “News & Events — Calendar of Events” section. The webcast will remain available on the company’s Web site for 90 days.

A telephone replay of the conference call will be available from 3:30 p.m. (Pacific) today through Nov. 22, 2007. The replay number is +1 888 286 8010 or international callers may dial +1 617 801 6888. The passcode is 76663083.

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Forward-Looking Statements

This news release contains forward-looking statements as defined in the Securities Exchange Act of 1934 and is subject to the safe harbors created therein. The forward-looking statements contained herein include, but are not limited to, information regarding Agilent’s future revenues, earnings and profitability; the pace of new product introductions and future demand for the Company’s products and services; and guidance for the first quarter and for the full fiscal year 2008. These forward-looking statements involve risks and uncertainties that could cause Agilent’s results to differ materially from management’s current expectations. Such risks and uncertainties include, but are not limited to, unforeseen changes in the strength of our customers’ businesses, and unforeseen changes in the demand for current and new products and technologies.

In addition, other risks that Agilent faces in running its operations include the ability to execute successfully through business cycles while it continues to implement cost reductions; the ability to meet and achieve the benefits of its cost-reduction goals and otherwise successfully adapt its cost structures to continuing changes in business conditions; ongoing competitive, pricing and gross-margin pressures; the risk that our cost-cutting initiatives will impair our ability to develop products and remain competitive and to operate effectively; the impact of geopolitical uncertainties on our operations, our markets and our ability to conduct business; the ability to improve asset performance to adapt to changes in demand; the ability to successfully introduce new products at the right time, price and mix; and other risks detailed in Agilent’s filings with the Securities and Exchange Commission, including our Quarterly Report on Form 10-Q for the quarterly period ended July 31, 2007. Forward-looking statements are based on the beliefs and assumptions of Agilent’s management and on currently available information. Agilent undertakes no responsibility to publicly update or revise any forward-looking statement.

# # #

(1) Adjusted net income and adjusted net income per share are non-GAAP measures. Each of these measures is defined to exclude primarily the impacts of restructuring and asset impairment charges, business separation costs, non-cash share-based compensation, intangible amortization as well as gains and losses from the sale of investments and disposals of businesses net of their tax effects. A reconciliation between adjusted net income and GAAP net income is set forth on page 5 of the attached tables along with additional information regarding the use of this non-GAAP measure.

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(2) Return On Invested Capital is a non-GAAP measure and is defined as income (loss) from operations less other (income) expense and taxes, annualized, divided by the average of the two most recent quarter-end balances of assets less net current liabilities. The reconciliation of ROIC can be found on page 6 of the attached tables, along with additional information regarding the use of this non-GAAP measure.

(3) Adjusted net income per share as projected for Q108 and full year 2008 is a non-GAAP measure which excludes primarily the impacts of future restructuring and asset impairment charges, non-cash stock-based compensation, and intangibles amortization. Most of these excluded amounts pertain to events that have not yet occurred and are not currently possible to estimate with a reasonable degree of accuracy. Therefore, no reconciliation to GAAP amounts has been provided. Future amortization of intangibles is expected to be approximately $13 million per quarter.

(4) Adjusted net income for Q107 of $0.39, adding $32 million of compensation expense, was $0.33 per share.

“WiMAX,” “Fixed WiMAX,” “Mobile WiMAX,” “WiMAX Forum,” the WiMAX Forum logo, “WiMAX Forum Certified,” and the WiMAX Forum Certified logo are trademarks of the WiMAX Forum. All other trademarks are the properties of their respective owners.

NOTE TO EDITORS: Further technology, corporate citizenship and executive news is available on the Agilent news site at www.agilent.com/go/news.

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AGILENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)
PRELIMINARY

	Three Months Ended
	October 31,		Percent
	2007	2006	Inc/(Dec)

Orders	$1,483	$1,397	6%

Net revenue	$1,446	$1,328	9%

Costs and expenses:
Cost of products and services	656	599	10%
Research and development	174	156	12%
Selling, general and administrative	426	424	—
Total costs and expenses	1,256	1,179	7%

Income from continuing operations	190	149	28%

Other income (expense), net	11	24	(54)%

Income from continuing operations before taxes	201	173	16%

Provision for taxes	21	47	(55)%

Income from continuing operations, net	180	126	43%

Income from and gain on sale of discontinued operations of our Semiconductor Products Business (net of taxes of ($2) million in 2006)	—	1	(100)%

Income from the discontinued operations of our Semiconductor Test Solutions Business (net of taxes of $3 million in 2006)	—	22	(100)%

Net income	$180	$149	21%

Net income per share - basic:
Income from continuing operations	$0.48	$0.31
Income from and gain on sale of discontinued operations of our Semiconductor Products Business, net	—	—
Income from the discontinued operations of our Semiconductor Test Solutions Business, net	—	0.05
Net income per share - basic	$0.48	$0.36

Net income per share - diluted:
Income from continuing operations	$0.46	$0.31
Income from and gain on sale of discontinued operations of our Semiconductor Products Business, net	—	—
Income from the discontinued operations of our Semiconductor Test Solutions Business, net	—	0.05
Net income per share - diluted	$0.46	$0.36

Weighted average shares used in computing net income per share:
Basic	376	409
Diluted	388	418

Income from continuing operations for the fourth quarter of fiscal years 2007 and 2006 include pre-tax share-based compensation expense under SFAS No. 123(R) of $36 million and $21 million, respectively, related to employee stock options and employee stock purchases.

The preliminary income statement is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)
PRELIMINARY

	Twelve Months Ended
	October 31,		Percent
	2007	2006	Inc/(Dec)

Orders	$5,441	$5,075	7%

Net revenue	$5,420	$4,973	9%

Costs and expenses:
Cost of products and services	2,451	2,315	6%
Research and development	685	655	5%
Selling, general and administrative	1,700	1,660	2%
Gain on sale of San Jose and Palo Alto sites	—	(121)	100%
Total costs and expenses	4,836	4,509	7%

Income from continuing operations	584	464	26%

Other income (expense), net	86	163	(47)%

Income from continuing operations before taxes and equity income	670	627	7%

Provision for taxes	32	91	(65)%

Income from continuing operations before equity income	638	536	19%

Equity income from and gain on sale of Lumileds	—	901	(100)%

Income from continuing operations, net	638	1,437	(56)%

Income from and gain on sale of discontinued operations of our Semiconductor Products Business (net of taxes of $8 million in 2006)	—	1,816	(100)%

Income from the discontinued operations of our Semiconductor Test Solutions Business (net of taxes of $20 million in 2006)	—	54	(100)%

Net income	$638	$3,307	(81)%

Net income per share - basic:
Income from continuing operations	$1.62	$3.33
Income from and gain on sale of discontinued operations of our Semiconductor Products Business, net	—	4.21
Income from the discontinued operations of our Semiconductor Test Solutions Business, net	—	0.13
Net income per share - basic	$1.62	$7.67

Net income per share - diluted:
Income from continuing operations	$1.57	$3.26
Income from and gain on sale of discontinued operations of our Semiconductor Products Business, net	—	4.12
Income from the discontinued operations of our Semiconductor Test Solutions Business, net	—	0.12
Net income per share - diluted	$1.57	$7.50

Weighted average shares used in computing net income per share:
Basic	394	431
Diluted	406	441

Income from continuing operations for fiscal years 2007 and 2006 include pre-tax share-based compensation expense under SFAS No. 123(R) of $139 million and $94 million, respectively, related to employee stock options and employee stock purchases.

The preliminary income statement is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(In millions, except par value and share amounts)
(Unaudited)
PRELIMINARY

	October 31,	October 31,
	2007	2006
ASSETS

Current assets:
Cash and cash equivalents	$1,826	$2,262
Accounts receivable, net	735	692
Inventory	643	627
Other current assets	464	377
Total current assets	3,668	3,958

Property, plant and equipment, net	801	775
Goodwill and other intangible assets, net	736	468
Restricted cash and cash equivalents	1,615	1,606
Other assets	730	562
Total assets	$7,550	$7,369

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$323	$378
Employee compensation and benefits	432	414
Deferred revenue	249	225
Income and other taxes payable	541	390
Other accrued liabilities	136	131
Total current liabilities	1,681	1,538

Long-term debt	1,500	1,500
Senior notes	598	—
Retirement and post-retirement benefits	141	288
Other long-term liabilities	396	395
Total liabilities	4,316	3,721

Stockholders’ equity:
Preferred stock; $0.01 par value; 125 million shares authorized; none issued and outstanding	—	—
Common stock; $0.01 par value; 2 billion shares authorized; 551 million shares at October 31, 2007 and 535 million shares at October 31, 2006 issued	6	5
Treasury stock at cost; 181 million shares at October 31, 2007 and 127 million shares at October 31, 2006	(6,469)	(4,525)
Additional paid-in capital	7,117	6,605
Retained earnings	2,172	1,534
Accumulated other comprehensive income	408	29
Total stockholders’ equity	3,234	3,648
Total liabilities and stockholders’ equity	$7,550	$7,369

The preliminary balance sheet is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(In millions)
(Unaudited)
PRELIMINARY

	Twelve Months	Three Months
	Ended	Ended
	October 31,	October 31,
	2007	2007
Cash flows from operating activities:
Net income	$638	$180

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	191	48
Share-based compensation	139	36
Deferred taxes	(153)	(124)
Excess and obsolete inventory-related charges	21	8
Asset impairment charges	8	—
Net gain on sale of investments	(2)	—
Net gain on sale of assets	(13)	—
In-process research and development and others	1	—
Changes in assets and liabilities:
Accounts receivable	22	31
Inventory	(21)	25
Accounts payable	(13)	1
Employee compensation and benefits	13	63
Income taxes and other taxes payable	151	140
Other current assets and liabilities	29	6
Other long-term assets and liabilities	(42)	(16)
Net cash provided by operating activities (a)	969	398

Cash flows from investing activities:
Investments in property, plant and equipment	(154)	(39)
Proceeds from the sale of property, plant and equipment	12	—
Proceeds from sale of investments	13	1
Proceeds from sale of intangibles and assets, net	14	—
Change in restricted cash and cash equivalents, net	3	2
Acquisition of businesses and intangible assets, net of cash acquired	(344)	(33)
Net cash used in investing activities	(456)	(69)

Cash flows from financing activities:
Net issuance of common stock under employee stock plans	375	31
Treasury stock repurchases	(1,944)	(631)
Issuance of senior notes	598	598
Senior notes issuance costs	(5)	(5)
Payment of long-term debt	(4)	—
Net cash used in financing activities	(980)	(7)

Effect of exchange rate movements	31	18

Net increase (decrease) in cash and cash equivalents	(436)	340

Cash and cash equivalents at beginning of period	2,262	1,486

Cash and cash equivalents at end of period	$1,826	$1,826

(a) Cash payments included in operating activities:
Restructuring	70	16
Income tax payments	79	16

The preliminary cash flow statement is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
ADJUSTED NET INCOME AND DILUTED EPS RECONCILIATIONS
(In millions, except per share amounts)
(Unaudited)
PRELIMINARY

	Three Months Ended				Twelve Months Ended
	October 31,				October 31,
	2007	Diluted EPS	2006	Diluted EPS	2007	Diluted EPS	2006	Diluted EPS

Net income per GAAP	$180	$0.46	$149	$0.36	$638	$1.57	$3,307	$7.50
Less income from and gain on sale of discontinued operations of our Semiconductor Products Business	—	—	1	—	—	—	1,816	4.12
Less income from discontinued operations of our Semiconductor Test Solutions Business	—	—	22	0.05	—	—	54	0.12
Income from continuing operations	$180	$0.46	$126	$0.31	$638	$1.57	$1,437	$3.26
Non-GAAP adjustments:
Restructuring and asset impairment	8	0.02	39	0.09	38	0.09	170	0.39
Business disposal and infrastructure reduction costs	—	—	8	0.02	14	0.03	63	0.14
Gain on sale of assets	—	—	—	—	(15)	(0.04)	(121)	(0.28)
Share-based compensation expense	36	0.09	21	0.05	139	0.34	94	0.21
Excess software amortization	4	0.01	5	0.01	26	0.07	5	0.01
Intangible amortization	11	0.03	9	0.02	40	0.10	28	0.06
Donation to Agilent Foundation	—	—	—	—	20	0.05	—	—
Remeasurement loss for a one-time intercompany transaction	—	—	—	—	4	0.01	—	—
Gain on sale and equity in income of Lumileds	—	—	—	—	—	—	(901)	(2.04)
Income from Foreign Sales Corporation Tax Study	—	—	(2)	—	—	—	(15)	(0.03)
Retirement Plans Curtailment Gains	—	—	(5)	(0.01)	—	—	(23)	(0.05)
Unallocated SPG corporate charges, net	—	—	1	—	—	—	14	0.03
Unallocated STS corporate charges, net	—	—	19	0.04	—	—	59	0.13
Other	4	0.01	(10)	(0.03)	11	0.03	(19)	(0.03)
Adjustment for taxes	(37)	(0.09)	(21)	(0.05)	(177)	(0.43)	(136)	(0.31)
Adjusted net income from continuing operations	$206	$0.53	$190	$0.45	$738	$1.82	$655	$1.49

Add net income for discontinued segments (non-GAAP)	—		25		—		89
Adjusted net income	$206	$0.53	$215	$0.51	$738	$1.82	$744	$1.69

We provide adjusted net income and adjusted net income per share amounts in order to provide meaningful supplemental information regarding our operational performance and our prospects for the future. These supplemental measures exclude, among other things, expenses related to share-based compensation, charges related to the amortization of intangibles, the impact of restructuring charges and the sale of our businesses. Some of the exclusions, such as impairments, may be beyond the control of management. Further, some may be less predictable than revenue derived from our core businesses (the day to day business of selling our products and services). These reasons provide the basis for management’s belief that the measures are useful.

Our management uses non-GAAP measures to evaluate the performance of our core businesses, to estimate future core performance and to compensate employees. Since management finds this measure to be useful, we believe that our investors benefit from seeing our results “through the eyes” of management in addition to seeing our GAAP results. This information facilitates our management’s internal comparisons to our historical operating results as well as to the operating results of our competitors.

Our management recognizes that items such as share-based compensation expenses, amortization of intangibles and restructuring charges can have a material impact on our cash flows and/or our net income. Our GAAP financial statements including our statement of cash flows portray those effects. Although we believe it is useful for investors to see core performance free of special items, investors should understand that the excluded items are actual expenses that may impact the cash available to us for other uses. To gain a complete picture of all effects on the Company’s profit and loss from any and all events, management does (and investors should) rely upon the GAAP income statement. The non-GAAP numbers focus instead upon the core business of the company, which is only a subset, albeit a critical one, of the Company’s performance.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures. They should be read in conjunction with the GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary adjusted net income and diluted EPS reconciliation is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
RECONCILIATION OF ROIC
(In millions)
(Unaudited)
Preliminary

	BAM	EM	Agilent		BAM	EM	BAM	EM
Numerator:	Q4’07	Q4’07	Q4’07		Q4’06	Q4’06	Q3’07	Q3’07
Adjusted income from operations	$120	$133	$253		$91	$137	$92	$133
Less:
Taxes and Other (income)/expense	34	29	60		26	31	25	28

Segment return	86	104	193	(a)	65	106	67	105

Segment return annualized	$344	$416	$772		$260	$424	$268	$420

Denominator:
Segment assets (b)	$1,307	$2,025	$3,341		$1,003	$2,075	$1,304	$2,042
Less:
Net current liabilities (c)	252	502	755		272	553	254	463
Invested capital	$1,055	$1,523	$2,586		$731	$1,522	$1,050	$1,579

Average invested capital	$1,052	$1,551	$2,615		$732	$1,548	$932	$1,590

ROIC	33%	27%	30%		36%	27%	29%	26%

ROIC calculation:(annualized current quarter segment return)/(average of the two most recent quarter-endbalances of Segment Invested Capital)

(a) Agilent return is equal to adjusted net income from continuing operations of $206 million minus net interest income after tax of $13 million. Please see "Adjusted Net Income and EPS Reconciliations" for a reconciliation of adjusted net income from continuing operations to GAAP income from continuing operations.

(b) Segment assets consist of inventory, accounts receivable, property plant and equipment, gross goodwill and other intangibles, deferred taxes and allocated corporate assets.

(c) Includes accounts payable, employee compensation and benefits, other accrued liabilities and allocated corporate liabilities.

Return on invested capital (ROIC) is a non-GAAP measure that management believes provides useful supplemental information for management and the investor. ROIC is a tool by which we track how much value we are creating for our shareholders. Management uses ROIC as a performance measure for our businesses, and our senior managers' compensation is linked to ROIC improvements as well as other performance criteria. We believe that ROIC provides our management with a means to analyze and improve their business, measuring segment profitability in relation to net asset investments. We acknowledge that ROIC may not be calculated the same way by every company. We compensate for this limitation by monitoring and providing to the reader a full GAAP income statement and balance sheet.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures. They should be read in conjunction with the GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary reconciliation of ROIC is estimated based on our current information.